Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HYDROGEN CORPORATION (the "Company") on Form 10-QSB for the period ending June 30, 2006, (the "Report"), each of the following, Leo Blomen, Chief Executive Officer, Joshua Tosteson, President and Scott Schecter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the Company's financial position and results of operations.

Date: August 14, 2006
/s/ Leo Blomen
Leo Blomen
Chief Executive Officer
Date: August 14, 2006

/s/ Joshua Tosteson
Joshua Tosteson
President
Date: August 14, 2006

/s/ Scott Schecter
Scott Schecter
Principal Financial Officer
Date: August 14, 2006